UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

CB RICHARD ELLIS GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 405-8900

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On June 18, 2009, the Company’s wholly-owned subsidiary, CB Richard Ellis Services, Inc., a Delaware corporation (the “Issuer”), issued $450 million aggregate principal amount of 11.625% Senior Subordinated Notes due June 15, 2017 (the “Notes”), at a price equal to 96.873% of their face value, pursuant to an indenture, dated as of June 18, 2009 (the “Indenture”), among the Issuer, the Company, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee. The Notes are guaranteed by the Company and the subsidiaries of the Issuer that guarantee its obligations under its credit agreement (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”), on a full and unconditional basis.

The Notes were offered and sold to initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers then sold the Notes to qualified institutional buyers pursuant to exemptions from registration provided by Rule 144A and Regulation S under the Securities Act.

The initial purchasers and their direct and indirect transferees are entitled to the benefits of a Registration Rights Agreement, dated June 15, 2009 (the “Registration Rights Agreement”), among the Issuer, the Company, the Subsidiary Guarantors party thereto and the representatives of the initial purchasers. Pursuant to the Registration Rights Agreement, the Issuer has agreed to register the Notes under the Securities Act within a specified time or pay additional amounts to the holders of the Notes.

The description in this Current Report on Form 8-K of the Indenture, the Notes and the Registration Rights Agreement is not intended to be a complete description of those documents and the description is qualified in its entirety by the full text of those documents, which are attached as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Indenture and the Notes

The following is a brief description of the material provisions of the Indenture and the Notes.

The Notes will mature on June 15, 2017. Interest on the Notes will accrue at the rate of 11.625% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on December 15, 2009. Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement described below.

Guaranties. The obligations of the Issuer under the Indenture and the Notes are guaranteed, jointly and severally, by the Company and each Subsidiary Guarantor on a senior subordinated unsecured basis.

Ranking. The Notes are the Issuer’s senior subordinated unsecured obligations. They rank equal in right of payment with the Issuer’s existing and future senior subordinated indebtedness and senior in right of payment to any of its existing and future subordinated indebtedness. The Notes are subordinated to the Issuer’s existing and future senior indebtedness, effectively subordinated to all of its secured debt to the extent of the value of the assets securing such debt and structurally subordinated to all of the existing and future liabilities of the Issuer’s subsidiaries that do not guarantee the Notes.

Optional Redemption. At any time prior to June 15, 2013, the Issuer may, at its option, redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, and additional interest, if any, to the date of redemption.

At any time and from time to time after June 15, 2013, the Issuer may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, and additional interest, if any, to the date of redemption, if redeemed during the 12-month period commencing on June 15 of the years set forth below:

Period	Redemption Price
2013	105.813%
2014	102.906%
2015 and thereafter	100.000%

In addition, prior to June 15, 2012, the Issuer may, at its option, on one or more occasions, redeem Notes (which includes additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes additional Notes, if any) at a redemption price (expressed as a percentage of principal amount) of 111.625%, plus accrued and unpaid interest, if any, and additional interest, if any, to the redemption date, with the net cash proceeds from one or more equity offerings (provided that if the equity offering is an offering by the Company, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Issuer); provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any additional Notes issued under the Indenture after June 18, 2009 remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Issuer or its affiliates); and provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

Change of Control. Upon the occurrence of a change of control (as defined in the Indenture), the Issuer is required to offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, and additional interest, if any, to the date of purchase.

Certain Covenants. The Indenture contains covenants that limit, among other things, the Issuer’s ability and the ability of certain of its subsidiaries, to:

•	incur or guarantee additional indebtedness;

•	pay dividends or distributions on capital stock or redeem or repurchase capital stock;

•	make investments;

•	create restrictions on the payment of dividends or other amounts;

•	sell stock of its subsidiaries;

•	transfer or sell assets;

•	create liens;

•	enter into transactions with affiliates; and

•	enter into mergers or consolidations.

At such time as (1) the ratings assigned to the Notes are investment grade ratings by both Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Group and (2) no default has occurred and is continuing under the Indenture, certain of these covenants will be suspended and cease to be in effect.

Events of Default. The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes to be declared due and payable immediately.

Registration Rights Agreement

The following is a brief description of the material provisions of the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Issuer agreed to (1) file a registration statement on an appropriate registration form, within 90 days after June 18, 2009, the issue date of the Notes, enabling holders of the Notes to exchange the privately placed Notes for publicly registered Notes with substantially identical terms, (2) use its reasonable best efforts to cause the registration statement to become effective within 180 days after June 18, 2009, (3) consummate the exchange offer within 220 days after June 18, 2009 and (4) file a shelf registration statement for the resale of the Notes if it cannot effect an exchange offer within the time periods specified herein and in other limited circumstances.

If the Issuer does not comply with its obligations under the Registration Rights Agreement, the interest rate applicable to the Notes will increase initially by 0.50% per annum for the first 90-day period immediately following the failure to comply with its registration obligations, and by an additional 0.50% per annum for each subsequent 90-day period during which the failure to comply continues, up to a maximum additional interest rate of 2.00% per year over the interest rate of 11.625% payable on the Notes. If the Issuer’s failure to comply with the Registration Rights Agreement is cured, the applicable interest rate on the Notes will revert to the original level.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the headings “Overview” and “Indenture and the Notes” in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Indenture, dated as of June 18, 2009, among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 11.625% Senior Subordinated Notes due June 15, 2017 (included in Exhibit 4.1)

4.3	Form of Exchange Note (included in Exhibit 4.1)

4.4	Registration Rights Agreement, dated June 15, 2009, among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the other guarantors party thereto, and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of the initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS GROUP, INC.

By:	/s/ Robert E. Sulentic
Name:	Robert E. Sulentic
Title:	Chief Financial Officer

Date: June 23, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of June 18, 2009, among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 11.625% Senior Subordinated Notes due June 15, 2017 (included in Exhibit 4.1)

4.3	Form of Exchange Note (included in Exhibit 4.1)

4.4	Registration Rights Agreement, dated June 15, 2009, among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the other guarantors party thereto, and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of the initial purchasers.